EX.99.906 CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Leuthold Funds, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Leuthold Funds for the year ended September 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Leuthold Funds, Inc. for the stated period.

/s/ Steven C. Leuthold	/s/ David R. Cragg
Steven C. Leuthold	David R. Cragg
President, Leuthold Funds, Inc.	Treasurer, Leuthold Funds, Inc.

Dated: December 8, 2005	Dated: December 8, 2005
This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Leuthold Funds, Inc. for purposes of the Securities Exchange Act of 1934.